Exhibit 3.7

ARTICLES OF AMENDMENT

TO THE

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

MHI HOSPITALITY CORPORATION

UNDER SECTION 2-605 OF THE MARYLAND GENERAL CORPORATION LAW

The undersigned officers of MHI HOSPITALITY CORPORATION, a corporation organized and existing under the laws of the State of Maryland (the “Corporation”), do hereby state and certify that:

1.	The name of the Corporation is: “MHI Hospitality Corporation”.

2.	The Articles of Amendment and Restatement of the Corporation were filed with the Maryland State Department of Assessments and Taxation on October 20, 2004 (the “Articles of Amendment and Restatement”) and the Articles Supplementary to the Articles of Amendment and Restatement of the Corporation were filed with the Maryland Department of Assessments and Taxation on April 18, 2011.

3.	That the board of directors of the Corporation has duly adopted a Resolution, pursuant to Section 2-605 of the Maryland General Corporation Law, setting forth an amendment to the Corporation’s Articles of Amendment and Restatement (the “Amendment”) and declaring said Amendment to be advisable.

4.	That, pursuant to Section 2-607 of the Maryland General Corporation Law, the Amendment is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

5.	Article II of the Articles of Amendment and Restatement of the Corporation is hereby amended to change the name of the Corporation from “MHI Hospitality Corporation” to “Sotherly Hotels Inc.” and shall read in its entirety:

“ARTICLE II

NAME:

The name of the corporation (which is hereinafter called the “Corporation”) is:

Sotherly Hotels Inc.”

[Signatures page follows]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and Chief Operating Officer and attested to on its behalf by its Secretary on this 16th day of April, 2013.

MHI HOSPITALITY CORPORATION

By:	/s/ David R. Folsom
	Name:	David R. Folsom
	Title:	President and Chief Operating Officer

ATTEST:

/s/ Patrick V. Fiel, Jr.
Name:	Patrick V. Fiel, Jr.
Title:	General Counsel, Vice President and Corporate Secretary